Exhibit 10.1
REVOLVING CREDIT NOTE
New York, New York
March 10, 2008
     FOR VALUE RECEIVED, the undersigned, SentiSearch, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of Joseph K. Pagano, an individual with an office located at 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401, or his successors or assigns, (hereinafter referred to as “Holder”), the aggregate unpaid principal amount of all borrowings by the Company from the Holder set forth on Exhibit A hereto (as the same may be completed and annotated, as provided herein), on March 10, 2009, unless earlier demanded, prepaid or coming due as provided herein. This Note is non-negotiable.
     All borrowings by the Company from the Holder shall be evidenced by this Note, duly executed by the Company, with the information required by Exhibit A appropriately completed. The Holder shall, and is hereby authorized by the Company to, endorse on the schedule attached as Exhibit A an appropriate notation evidencing the date and amount of each loan made by the Holder to the Company, each payment of principal (if any), and the other information provided for on such schedule; provided, however, that all such annotations shall also be evidenced by the signature of a person duly authorized to so act on behalf of the Company; but provided, further, that the failure to so set forth such loans and other information on such schedule, or of such loans to be evidenced by the signature of an authorized person, shall not in any manner affect the obligation of the Company to repay any and all such loans extended to the Company by the Holder.
1)	Interest. The Note shall not bear interest.

2)	Optional Prepayment. The Company shall have the right at any time and from time to time to prepay all or any portion of the outstanding principal balance of this Note without premium or penalty.

3)	Payments of the Note — Place and Manner; Replacement.
a)	Place. All payments hereunder shall be made in immediately available funds, no later than 12:00 P.M., New York City time, to the Holder of the Note at the address set forth in Section 6(c) hereof or any such other place as the Holder shall have notified the Company in accordance with Section 6(c) hereof. Notwithstanding anything to the contrary contained herein, if any amount of principal is due hereunder on a day which is not a business day, the due date thereof shall be extended to the immediately succeeding business day.

b)	Manner. Payment of principal on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with applicable state law or applicable United States federal law and that this section shall control every other covenant and agreement in this Note.

c)	Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender and cancellation of the Note, the Company will issue a new Note of like tenor

(and, in the case of any new Note, dated the date to which principal has been paid, if any), in lieu of such lost, stolen, destroyed or mutilated Note.
4)	No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company (including without limitation, the due payment hereof) but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.
5)	Default and Remedies. If any one of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
a)	any decree or order for relief in respect of the Company (sometimes referred to herein as an “Obligor”) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law whether now or hereafter in effect of any jurisdiction;

b)	any petition in bankruptcy shall be filed by or against an Obligor or any proceedings in bankruptcy, or under any law or statute of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of an Obligor, either through reorganization, composition, extension or otherwise and, if filed against any Obligor, such petition or proceeding shall remain unstayed or undismissed for a period of sixty (60) days; or

c)	any order, judgment or decree is entered in any proceedings against an Obligor decreeing the dissolution of an Obligor and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days;
then the Note shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.
6)	General.
a)	Successors and Assigns. This Note, and the obligations and rights hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and his respective heirs, successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Holder hereof. The Holder hereof shall have the right to assign or transfer this Note or any of Holder’s rights or obligations hereunder to any affiliate (as such term is defined under the Securities Exchange Act of 1934, as amended) of the Holder.

b)	Amendment; Waiver. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder of this Note.

c)	Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, postage prepaid, or delivered by hand, to the Company or to the Holder hereof at their respective addresses set forth below:
                    If to the Company:
                    SentiSearch, Inc.
                    1217 South Flagler Drive, 3rd Floor
                    West Palm Beach, FL 33401
                    Attention: Board of Directors
                    If to the Holder:
                    Joseph K. Pagano
                    c/o SentiSearch, Inc.
                    1217 South Flagler Drive, 3rd Floor
                    West Palm Beach, FL 33401
d)	Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The Company hereby irrevocably submits and consents to the jurisdiction of any New York state or federal court sitting in New York, New York over any action or proceeding arising out of or relating to this Note, and the Company hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or federal court.
                 IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

SENTISEARCH, INC.
By:	/s/ Frederick R. Adler
	Name:	Frederick R. Adler
	Title:	Director

Exhibit A
Loans and Payments